                                                                   Exhibit 10.49

            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES

     This Sixth Amendment to Office Building Lease (hereinafter the "Sixth Amendment") is made this day of April 19, 2006, by and between Metropolitan Life Insurance Company, a New York corporation (as successor-in-interest from WRC Properties, Inc.) (the "Landlord") and CompBenefits Dental and Vision, a Florida Corporation (the "Tenant").

                                   WITNESSETH:

     WHEREAS, by lease dated April 6, 1995 (the "Lease"), Landlord leased to Tenant certain premises at 5775 Waterford at Blue Lagoon (the "Building") 5775 Blue Lagoon Drive, Miami, Florida 33126 and being office space on the third
(3rd) and fourth (4th) floors, known as Suite 325 and Suite 400 (the "Premises"), consisting of 15,969 rentable square feet; and

     WHEREAS, said Lease was amended by that certain First Amendment to Office Lease Agreement dated September 6, 1995 (the "First Amendment"), Landlord and Tenant agreed to expand the Original Premises by 4,341 rentable square feet, known as Suite 137, 320 and 330; and

     WHEREAS, said Lease was further amended by that certain Second Amendment to Lease Agreement dated February 11, 1997 (the "Second Amendment"), Landlord and Tenant agreed to expand the Original Premises by 1,056 rentable square feet, known as Suite 310; and

     WHEREAS, said Lease was further amended by that certain Third Amendment to Lease Agreement for Office Facilities dated June 11, 1997 (the "Third Amendment"), Landlord and Tenant agreed to expand the Original Premises by 1,155 rentable square feet, known as Suite 340; and

     WHEREAS, said Lease was further amended by that certain Fourth Amendment to Lease Agreement for Office Facilities dated November 5, 1997 (the "Fourth Amendment"), Landlord and Tenant agreed to expand the Original Premises by 7,394 rentable square feet, known as Suite 200; and

     WHEREAS, said Lease was further amended by that certain Fifth Amendment to Lease Agreement for Office Facilities dated October 29, 2001 (the "Fifth Amendment"), Tenant extended the Term of the Lease Agreement and reduced the size of the Original Premises (15,969 rentable square feet)(the Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment hereinafter collectively referred to as the "Lease Agreement"); and

     WHEREAS, Tenant desires to extend the term of the Lease in accordance with the terms hereinafter set forth; and

     WHEREAS, Landlord and Tenant wish to document their agreement with respect thereto.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.   INCORPORATION OF RECITAL.

     The above recital is true and correct and is incorporated herein as if set forth in full.

2.   GENERAL PROVISIONS.

     All defined terms in this Sixth Amendment shall have the same meaning as in the Lease Agreement, except as otherwise noted. Except as amended and modified by this Sixth Amendment, all the terms, covenants, conditions and agreement of the Lease Agreement shall remain in full force and effect. In the event of any conflict, between the provisions of the Lease Agreement and the provisions of this Sixth Amendment, this Sixth Amendment shall control.


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 1 of 11

3.   BASE RENTAL.

     Effective January 1, 2006, the Base Rental, as stated in Paragraph 10 of the Fifth Amendment shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                      Annual Rent Rate Per
                      Rentable Square Feet    Annualized     Monthly
From       To            of the Premises     Base Rental   Base Rental
----       --------   --------------------   -----------   -----------
01/01/06   12/31/06          $21.25          $339,341.25   $28,278.44
01/01/07   12/31/07          $21.89          $349,561.41   $29,130.12
01/01/08   12/31/08          $22.54          $359,941.26   $29,995.11
01/01/09   12/31/09          $23.22          $370,800.18   $30,900.02
01/01/10   12/31/10          $23.92          $381,978.48   $31,831.54
01/01/11   12/31/11          $24.63          $393,316.47   $32,776.37
01/01/12   12/31/12          $25.37          $405,133.53   $33,761.13
01/01/13   12/31/13          $26.13          $417,269.97   $34,772.50
01/01/14   12/31/14          $26.92          $429,885.48   $35,823.79
01/01/15   12/31/15          $27.73          $442,820.37   $36,901.70

4.   LEASE TERM.

     The Lease Term, as stated in Paragraph 3 of the Fifth Amendment, shall be extended such that the new expiration date shall become December 31, 2015.

5.   OPERATING EXPENSE ADJUSTMENTS.

     Tenant shall continue to pay as additional rent Tenant's pro rata share of Operating Expenses applicable to the Premises in accordance with the Lease Agreement, with the exception that effective on January 1, 2006, the Expense Stop with regard to the Premises shall be the greater of $10.07 per square foot per year or the actual Operating Expense amount for 2006. Effective January 1, 2006, Tenant's pro rata share is 27.28% which is calculated by dividing the agreed rentable area of the Premises (15,969
     RSF) by the total agreed rentable area of the Building (58,119 RSF).

6.   TENANT IMPROVEMENT ALLOWANCE.

     (a) Tenant, at its election, will submit plans before the end of 2006 for any improvements which require a permit.

     (b) Tenant's Plans shall be subject to Landlord's review and approval, which shall not be unreasonably withheld. Landlord shall accept or notify Tenant of its objections to Tenant's Plans within five (5) days after receipt thereof. Should Tenant fail to submit Tenant's Plans within the time period set forth in subsection (a) above, or fail to make any modifications Landlord may reasonably require within ten (10) days of notice thereof, then every day subsequent to the tenth (10th) day shall be a delay caused by Tenant and Paragraph 6 (g) of this Sixth Amendment shall apply. Notwithstanding Landlord's review and approval of Tenant's Plans, Landlord assumes no responsibility whatsoever, and shall not be liable for the manufacturer's, architect's, or engineer's design or performance of any structural, mechanical, electrical, or plumbing systems or equipment of Tenant.

     (c) Once Landlord approves Tenant's Plans, Tenant shall, at Tenant's expense, provide Landlord with three (3) sets of Tenant's Plans, which shall be signed and dated by both parties. Changes to Tenant's Plans shall be made thereafter only by written addendum signed by both parties.

     (d) Within fifteen (15) days following receipt of the final approved Tenant's Plans, Landlord shall prepare an estimated budget (the "Construction Budget") of the cost of the Tenant Improvements, and shall submit same to Tenant. The Construction Budget shall be in reasonable detail and shall reflect unit costs for all improvements which are reasonable and competitive in amount, given the then current market conditions pertinent to labor and material costs for such


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 2 of 11
construction. Tenant shall have five (5) business days from receipt of the Construction Budget to examine the Construction Budget and to notify Landlord of its objections thereto. The Construction Budget shall not be deemed approved until initialed by both parties. The Construction Budget shall be used as a basis for calculating Tenant's Costs, as hereinafter defined, if any. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the costs of any mutually approved change orders.

     Within fifteen (15) days following receipt of the final approved Tenant's Plans, Landlord shall also prepare a schedule (the "Work Schedule") which will set forth the time table for completion of the Tenant Improvements, and shall submit same to Tenant. Tenant shall then have five (5) business days from receipt of the Work Schedule to examine the Work Schedule and notify the Landlord of its objections thereto. The Work Schedule shall not be deemed approved until initialed by both parties. The Work Schedule will set forth each of the items of work to be done or approvals to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. All Tenant Improvements shall be performed in accordance with the Work Schedule.

(e) Following approval of the Construction Budget and Work Schedule and Tenant's payment of Tenant's Costs, if any, Landlord shall commence and diligently pursue construction of the Tenant Improvements in accordance with Tenant's Plans and the Work Schedule. Landlord shall be paid a construction supervision fee in consideration for its services hereunder equal to three percent (3%) of the amount over the Tenant Improvement Allowance set forth in Paragraph 6 (i). Such fee shall be payable by Tenant to Landlord one hundred percent (100%) upon commencement of construction.

(f) Landlord shall obtain all building permits necessary to complete all Tenant Improvements. Tenant shall bear the cost of all building permits.

(g) In connection with Landlord's review of Tenant's Plans and preparation of the Construction Budget, Landlord shall advise Tenant in writing of any special material, finish, or fixture requested by Tenant that will result in a delay in Landlord's compliance with the Work Schedule. In such event, Tenant shall either modify its specifications so as not to delay construction or be deemed to have accepted responsibility for any resulting delay.

(h) Landlord shall provide Tenant with an allowance (the "Tenant Improvement Allowance") as a credit against the cost of the Tenant Improvements. Notwithstanding anything contained in the Lease to the contrary, the Tenant Improvement Allowance shall be equal to TEN DOLLARS AND NO/100 ($10.00) per square foot of Rentable Area of the Premises, which equates to the total amount of ONE HUNDRED FIFTY NINE THOUSAND SIX HUNDRED NINETY AND 00/100 ($159,690.00). To the extent that the total actual (as opposed to budgeted) costs of the Tenant Improvements exceeds the Tenant Improvement Allowance, and Tenant has approved all of such costs in writing in the Construction Budget or in change orders, Tenant shall pay the full amount of such excess ("Tenant's Costs") as follows:

     (i) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to one hundred percent (100%) of Tenant's Costs, as such amount is then determined by reference to the Construction Budget.

     (ii) Within thirty (30) days following Landlord's submittal to Tenant of a final accounting of Tenant's Costs, Tenant shall pay Landlord the then remaining balance of Tenant's Costs, or Landlord shall reimburse Tenant any excess amounts previously paid, as the case may be.

(i) Tenant's Costs represent a reimbursement of monies expended by Landlord on Tenant's behalf. Payment when due shall be a condition to Landlord's continued performance under this Sixth Amendment. Any delay in construction of the Tenant Improvements resulting from Tenant's failure to make any Tenant's Costs payments when due shall be Tenant's responsibility. Tenant's failure to pay any portion of Tenant's Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 3 of 11

     (j) In the event the total cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Tenant shall not receive any credit or payment for any such unused portion of said Tenant Improvement Allowance. The Tenant Improvement Allowance is available for use anytime during 2006, including any work completed in 2007 based on any plans submitted by the end of 2006. The Allowance may be used for some additional costs including, but not limited to construction, the actual cost to move the furniture and boxes, low voltage cabling, phone and computer installation, or signage.

7.   BROKERS.

     Landlord and Tenant each represent and warrant one to the other that except as may be hereinafter set forth, neither of them has employed any broker in connection with the negotiations of the terms of this Sixth Amendment or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes Taylor & Mathis of Florida, LLC and ICON Commercial Interests, L.L.C., as the sole brokers with whom Landlord has dealt in this transaction. ICON Commercial Interests, L.L.C shall be compensated in accordance with the terms and provisions of that certain Co-Brokerage Agreement dated March 22, 2006 attached hereto as Exhibit "B".

8.   PARKING.

     (a) During the Lease Term, Tenant shall have the non-exclusive use in common with Landlord, other Building Tenants, and their respective guests and invitees, of the non-reserved vehicle parking areas, driveways and pedestrian access to same located in the parking lot, subject to the rules and regulations promulgated by Landlord from time to time. Landlord shall provide for the use of Tenant and its employees three and a half spaces per one thousand rentable square feet leased (3.5/1000), unassigned parking spaces at all times (the "Spaces") in the parking lot, at no cost to Tenant.

     (b) Landlord shall have a right to designate the location of Tenant's parking and alter such designation upon reasonable notice to Tenant. Landlord shall also have the right to establish or modify the methods used to control parking in the parking lot, including without limitation the installation of certain control devices or the hiring of parking attendants or a managing agent.

     (c) Landlord shall have no liability whatsoever for any property damage or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the Spaces.

9.   PARAGRAPH 39.13 OF THE LEASE REVISED (NOTICES).

     Paragraph 39.13 of the Lease is amended to include overnight delivery service and to change the addresses set forth therein for Landlord and Tenant to the following:

     As to Landlord:          Metropolitan Life Insurance Company
                              c/o Taylor & Mathis of Florida, LLC
                              5775 Blue Lagoon Drive, Suite 102
                              Miami, Florida 33126
                              Attn: Property Manager

     With a Required Copy to:

                              Metropolitan Life Insurance Company
                              101 East Kennedy Boulevard, Suite 2330
                              Tampa, Florida 33602
                              Attn: Regional Director


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 4 of 11

     As to Tenant:            CompBenefits Dental and Vision
                              5757 Blue Lagoon Drive Suite 400
                              Miami, Florida 33126
                              Attn: Office Manager

     With a Required Copy to  CompBenefits Dental and Vision
                              100 Mansell Court, East
                              Suite 400
                              Roswell, GA 30076
                              Attn: General Counsel

10.  OPTION TO RENEW.

     A. Landlord hereby grants Tenant the option to renew ("Renewal Option") the term of this Lease for two (2) additional term of sixty (60) months each (the "Renewal Term"), commencing as of the date immediately following the expiration of the Lease Term, such option to be subject to the covenants and conditions hereinafter set forth in this Paragraph.

     B. Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) days prior to the expiration of the then current term of this
     Lease: provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render this Renewal Option null and void. Within twenty (20) days of receipt of such notice, Landlord shall advise Tenant of the new "Base Rental" for the Renewal Term, which Base Rental shall be calculated in accordance with Paragraph E(2) below. Tenant shall have twenty (20) days from the date of receipt of Landlord's determination of the Base Rental for the Renewal Term to elect to extend the term of the Lease. The failure of Tenant to respond within the twenty (20) day period shall be deemed the election of Tenant not to extend the term of the Lease.

     C. Tenant shall not be permitted to exercise this Renewal Option at any time during which Tenant is in default under this Lease, subject to applicable notice and grace periods (if any). In the event Tenant commits an event of Default following exercise of this Renewal Option but before commencement of the Renewal Term and fails to cure any default under this Lease prior to the commencement of any Renewal Term, subject to applicable notice and grace periods, such Renewal Term may be immediately canceled by Landlord or Landlord may elect to waive such default or Landlord may consider the Renewal Term to have been part of the Lease Term and immediately declare the Lease in Default and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then current Lease Term.

     D. Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of each Renewal Term, subject to any other repair and maintenance obligations of Landlord under this Sixth Amendment, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of this Sixth Amendment.

     E. The covenants and conditions of this Sixth Amendment in force during the original Lease Term, as the same may be modified from time to time, shall continue to be in effect during any Renewal Term, except as follows:

          (1) The "Commencement Date" for the purposes of this Sixth Amendment shall be the first day of each Renewal Term.

          (2) The "Base Rental" for the first year of each Renewal Term shall be an amount determined by Landlord on the basis of the then prevailing market rental rate for office space comparable to the Premises as reflected in one or more leases executed by Landlord with new Building tenants of similar quality and size within the twelve month period immediately preceding commencement of such Renewal Term. If Landlord has not executed any lease with new Building tenants in the preceding twelve month period, the prevailing market rental rate determination shall be based on new leases for premises


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 5 of 11
          comparable to the Premises herein, as executed within said twelve month period by owners of other office building properties located in Miami, Florida, that are comparable to the Building.

          (3) The "Base Year" for each Renewal Term shall be the calendar year during which such Renewal Term commences.

          (4) Following expiration of the final Renewal Term as provided herein, Tenant shall have no further right to renew or extend this Sixth Amendment.

     F. Tenant's option to renew this Sixth Amendment shall not be transferable by Tenant, except in conjunction with a permissible assignment of Tenant's interest in the Lease and this Sixth Amendment in accordance with the applicable provisions hereof.

11.  RIGHT OF FIRST OFFER/REFUSAL.

     Tenant shall be granted a one-time Right of First Offer/Refusal on all contiguous space that is either currently available or "becomes available" (which shall mean the space is vacant and the Landlord has taken possession) on the second (2nd) and third (3rd) floors of the Building (which area is hereinafter referred to as the "Right of First Offer Space" as delineated on Exhibit "A-l" attached hereto) provided Tenant is not then in default hereunder beyond any applicable grace period. Landlord shall during the Term of this Lease, offer all or a portion of such space for lease to Tenant prior to offering such space for lease to any other person or entity by giving Tenant written notice of the terms and conditions on which Landlord is willing to lease such space to Tenant. Such right shall be subject to and subordinate to any other rights which may already exist and subject to the existing tenant's renewing in their current suite. Said written notice shall be sent to Tenant at the address stated in the notice provision provided in Paragraph 9 of this Sixth Amendment. Landlord shall give Tenant the opportunity to respond in writing to Landlord's notice within five (5) business days should Tenant be interested in leasing the Right of First Offer Space, in which case Landlord shall submit a bona fide offer to Tenant to Lease the Right of First Offer Space. Tenant shall then have five (5) business days to either accept the terms of Landlord's offer, which shall be at the same terms and conditions per Tenant's existing Lease or to decline the offer, in which case Landlord shall be free to lease the Right of First Offer Space to a third party prospect. If Tenant refuses Landlord's offer to Lease the Right of First Offer Space, than this Paragraph 11 shall be canceled in its entirety and of no further force or effect. In the case of space that is currently available (Right of First Refusal Space), Landlord shall notify Tenant when it receives a "bona-fide" offer from a third party to lease all or a portion of such space. Tenant shall then have five (5) business days to either accept the terms of Landlord's offer, which shall be at the same terms and conditions per Tenant's existing Lease or to decline the offer, in which case Landlord shall be free to lease the Right of First Refusal Space to a third party prospect at the same terms contained in the original offer. If, after ninety (90) days, Landlord does not execute a lease with the third party, the refusal right will remain in effect.

12.  TERMINATION OPTION.

     Tenant shall have a one-time right to cancel its lease effective immediately following the eighty-fourth (84th) month of the Lease Term, provided that Tenant is not in default of the Lease and upon payment to Landlord of a termination fee equal to the amount of the Landlord's unamortized up-front costs associated with this transaction, including but not limited to brokerage fees and tenant improvements and two (2) month's rent at the then current rate which equales to $184,873.36. The cancellation option is exercisable only by written notice delivered to Landlord no later than the seventy-second (72nd) month of the Lease Term (the "Notice Period") accompanied by the aforesaid termination fee. Tenant shall continue to pay Base Rent and any Additional Rent during the Notice Period.


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 6 of 11

13.  BUILDING SIGNAGE.

     Paragraph 8 of the Master Lease shall be amended to incorporate the following:

     Landlord agrees to allow Tenant, at its sole option and its sole cost and expense, to remove the Oral Health Services of Florida signage currently located on the exterior of Building and replace it with CompBenefits' sign in the same location as well as to modify the current monument sign in the front of the Building.

14.  NO SET-OFF.

     Tenant acknowledges, certifies, affirms, and represents that there are no claims, offsets, or breaches of the Lease Agreement, or any action or causes of action by Tenant against Landlord directly or indirectly relating to the Lease Agreement.

15.  ASSIGNMENT AND SUBLETTING

     Paragraph 15 of the Master Lease shall be amended to incorporate the following:

     Any consent required for assignment or subletting shall not be unreasonably withheld nor delayed by Landlord. CompBenefits shall have the right to sublet or assign to a parent, subsidiary or affiliate without Landlord consent and such assignment shall not void the expansion, cancellation or renewal rights in the lease. CompBenefits will be allowed to retain 50% of any and all profits, net of all reasonable subleasing costs incurred by CompBenefits. CompBenefits shall have the right to advertise and market any sublease space to existing tenants in the project and any existing landlord prospects at the time. Any legal costs associated with Landlord's review of a sublease shall not exceed $500. Landlord shall have ten (10) business days to respond to CompBenefits' written request to sublease and shall have no rights to recapture.

16. Paragraphs 28.4, and 39.17 of the Master Lease shall be intentionally omitted.

17.  Paragraph 29 of the Master Lease shall be amended as follows:.

     Landlord's security interest in Tenant's property shall only apply if Tenant is in default of the Lease, beyond any curable grace period.

18.  SATELLITE ANTENNA

     Tenant shall be permitted to install, maintain, repair and replace, at its sole cost and expense, a satellite antenna ("Antenna") which includes a satellite antenna, cabling and related equipment, on the roof area of the Building for the exclusive use of the Tenant. Under no circumstances will the Antenna be larger than 18 inches in diameter without Landlord's reasonable approval, and will not be visible above the Building's parapet. The methods and location of installation shall be reasonably acceptable to the Landlord, and the Tenant shall be responsible for, and procure at its sole cost and expense, any permits necessary for the installation and operation of said Antenna. The Antenna shall be installed so as to comply with all local building codes and so as not to interfere with the normal use of the Property by the Landlord or other tenants, or other tenants' communication equipment. Landlord agrees to reasonably cooperate with Tenant and its contractors in efforts to procure any necessary permits, and shall use good faith efforts to select an installation area with adequate reception. At any time during the Lease Term, Tenant may, at its option, or at the end of the Lease Term (as extended or renewed, if applicable) Tenant must, remove the Antenna and shall restore the portion of the roof or other location which may have been damaged by removal of the Antenna to the condition which existed prior to the installation, normal wear and tear excepted. Under no conditions shall the installation or removal puncture the roof membrane. Tenant or its agents or representatives shall, at all reasonable times, be permitted use of and access to the roof or other location for the purpose of examination and repair of the Antenna and any wiring or equipment incident thereto. Landlord will not knowingly construct any obstacle or permit an installation of a similar system on the Property after the Antenna installation which will interfere with the operation of the Antenna, provided, if such interference becomes reasonably necessary, Landlord shall provide prior written notification to


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 7 of 11
     the Tenant and shall make reasonable attempts to relocate the Antenna, at the Landlord's expense, to a suitable location reasonably agreed to by the Tenant. In light of the specialized nature of the Antenna, notwithstanding anything contained in the Lease to the contrary, Tenant shall be permitted to utilize the services of its choice for installation, relocation, removal and repair of the Antenna, the selection of which shall require the reasonable approval of the Landlord. In the event the Landlord contemplates roof or other location repair or requires access which requires temporary removal or relocation of the Antenna, or which may result in an interruption of the Tenant's telecommunications service, the Landlord shall (except in the event of an emergency) formally notify the Tenant at least thirty (30) business days prior to such contemplated work in order to allow Tenant to make other arrangements for such services and to schedule removal or relocation by personnel of its choosing as provided for hereinabove. Except as provided to the contrary above all costs of removal, relocation and re-installation shall be borne by Tenant. Tenant shall indemnify and hold Landlord harmless from and against any liability, damages, cost and expense, including reasonable attorney's fees, incurred by Landlord and arising out of Tenant's installation, use, maintenance and/or removal of the Antenna.

     IN WITNESS WHEREOF, the parties hereto have herein set their hands and seals, effective as of the date first above written.

                                        LANDLORD:

Signed, sealed and delivered            METROPOLITAN LIFE INSURANCE COMPANY,
by Landlord in the presence of:         a New York corporation


/s/ Andrew Kennedy                      By: /s/ Charles C. Davis, Jr.
-------------------------------------       ------------------------------------
Andrew Kennedy                              Charles C. Davis, Jr.
Print Name                                  Director - OIC
                                            Real Estate Investments


/s/  Illegible
-------------------------------------

-------------------------------------
Print Name


                                        TENANT:

Signed, sealed and                      CompBenefits Dental and
delivered by Tenant in the              Vision a Florida Corporation
presence of:


/s/ Kimela S. Comstock                  By: /s/ Bruce A. Mitchell
-------------------------------------       ------------------------------------
Kimela S. Comstock                      Print Name: Bruce A. Mitchell
Print Name                              Title: Executive Vice President


/s/ Nancy E. Collins
-------------------------------------
Nancy E. Collins
Print Name

                                                                          (SEAL)


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 8 of 11

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                                  EXHIBIT "A-1"

                                  (FLOOR PLAN)


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 9 of 11

                                  (FLOOR PLAN)


            SIXTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES
                          CompBenefits Dental & Vision
                                  Page 10 of 11

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                                    EXHIBIT B

                             CO-BROKERAGE AGREEMENT
                        FOR 5775 WATERFORD AT BLUE LAGOON
                                 OFFICE BUILDING

     THIS AGREEMENT, made and entered into this 22ND day of MARCH, 2005, by and between Taylor & Mathis of Florida, LLC, (hereinafter referred to as "Taylor & Mathis") a Georgia corporation, and ICON Commercial Interests, LLC (hereinafter referred to as "Co-Broker"); for that certain "Registered Tenant" of Co-Broker, CompBenefits Corporation.

                                   WITNESSETH:

     WHEREAS, Metropolitan Life Insurance Company, ("Owner"), has appointed Taylor & Mathis as the exclusive leasing agent for the Waterford Buildings at Blue Lagoon (the "Building"), an office building located at 5775 Blue Lagoon Drive, Miami, Florida; and

     WHEREAS, Co-Broker desires to assist Owner and Taylor & Mathis in securing Registered Tenant for the Building, on the terms and conditions hereafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.   Co-Brokerage Relationship:

     Owner and Taylor & Mathis hereby engage Co-Broker to assist them in the negotiation and execution of a lease agreement for office space in the Building with Registered Tenant. Taylor & Mathis shall represent Owner in all negotiations. Taylor & Mathis shall be compensated directly by Owner, and Co-Broker shall be compensated by Owner as hereinafter set forth.

2.   Compensation:

     Subject to the provisions of Paragraphs 4(d) and 4(e) hereof, Owner shall pay, and Taylor & Mathis shall use reasonable efforts to induce Owner to pay Co-Broker a leasing commission calculated at (i) four percent (4%) of the gross aggregate rental schedule, to be paid pursuant to the Lease during the first five years of the expansion term of the Lease* and two percent (2%) for any remaining portion of the expansion portion of the Lease term up to the end of the tenth (10th) year and (ii) three percent (3%) of the gross aggregate rental schedule to be paid pursuant to the Lease during the first five years of the renewal term of the Lease and two percent (2%) for any remaining portion of the renewal portion of the Lease term up to the end of the tenth (1Oth) year and; provided that such base rental amount shall be reduced as necessary to reflect any rental abatement concessions; and further provided that said amount shall not include sales tax, lump sum or installment payments of tenant improvement cost, operating expenses pass-throughs, periodic adjustments in rent based on changes in any economic index, utility or other cost reimbursements, parking rental fees, or any other additional rent items due under said Lease, nor shall said commission include those items set forth in Paragraph 5 of this

* minus the difference between what the Tenant was actually paying and the new rent.


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     Agreement. There shall be no commission paid for any portion of the original Lease term beyond the end of the tenth (l0th) year.

3.   Method of Payment:

     Any compensation that Owner pays to Co-Broker under Paragraph 2 hereof shall be paid as follows:

     (a) One-half(1/2) of the amount thereof shall be paid to Co-Broker within thirty (30) days a formal, binding Lease is executed between Owner, as landlord, and the Registered Tenant in the form approved by Owner in its sole discretion; and

     (b) One-half(1/2) of the amount thereof shall be paid to Co-Broker within thirty (30) days of such time as the Registered Tenant actually occupies the Leased Premises in the Building, with all required deposits and improvement costs, if any, paid in accordance with the Lease and the rental payments (or free rental period) thereunder having commenced.

4.   Conditions to Compensation:

     (a) Notwithstanding any provision of this Agreement to the contrary, it is understood and agreed by the parties hereto that the compensation as provided in Paragraph 2 hereof shall not be considered earned and Owner shall not be under any obligation to pay such sum or any other sum, if, for any reason, a formal, binding lease is not fully executed between Owner and the Registered Tenant in the form approved by Owner in its sole discretion.

     (b) It is further understood and agreed by the parties hereto that any proposal or lease submitted by a Registered Tenant shall be considered an offer and that Owner may either approve or reject such offer within its sole discretion, with or without justification or explanation.

     (c) Acceptance by Owner of the Registered Tenant's offer shall be deemed to occur upon the mutual execution of a written lease agreement between Owner and the Registered Tenant in the form approved by Owner in its sole discretion.

     (d) Neither Owner nor Taylor & Mathis shall be obligated to reimburse any expense incurred by Co-Broker in connection with leasing the Building.

     (e) Notwithstanding any other provisions of this Agreement to the contrary, Taylor & Mathis shall have no obligation to pay Co-Broker the leasing commissions as provided in this Agreement.

     (f) Notwithstanding any other provisions of this Agreement to the contrary, each installment of the commission shall be earned and become due and payable only if, at the time such installment would otherwise become due and payable the Lease shall not have


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     been terminated in connection with any default by the Registered Tenant under the Lease. If Owner terminates the Lease in connection with such default, then Co-Broker shall not be entitled to any remaining installment(s) of the commission. If such default occurs before Registered Tenant takes occupancy under the Lease, Co-Broker shall reimburse Owner for that portion of the commission already paid to Co-Broker pursuant to paragraph 3 (a); If such default occurs after Registered Tenant takes occupancy under the Lease, but prior to paying the first full month's rent, Co-Broker shall reimburse Owner for the portion of the commission already paid to Co-Broker pursuant to Paragraph 3(b), but Co-Broker shall be entitled to retain the portion of the leasing commission payable pursuant to Paragraph 3(a).

5.   Extensions and Renewals of Lease Term; Additions to Leased Premises; Other
     Options:

     No compensation shall be payable to Co-Broker as a result of either (i) any extension or renewal of the original term of the Lease, whether or not the extension or renewal is the result of the Registered Tenant's exercise of an option to extend or renew contained in the Lease; or (ii) (iii) the exercise of any other option to lease or purchase contained in the Lease; or (iv) the Registered Tenant's purchase of the Building or any interest therein; or (v) any of the transactions covered in the preceding clauses
     (ii) through (iv) involving any parent, subsidiary or affiliate of the Registered Tenant.

6.   Duration of Registration:

     Broker's registration will be honored by Taylor & Mathis for so long as active negotiations with Registered Tenant continue. In the event that Registered Tenant does not continue active negotiations with Owner or Taylor & Mathis, either directly or through Co-Broker, then ninety (90) days following the date such active negotiations cease, all obligations of the parties hereto with respect to such Registered Tenant shall terminate and shall be null and void, unless and until Co-Broker re-registers such prospective tenant in accordance with Paragraph 6 hereof.

7.   Negotiations with Registered Tenant:

     Co-Broker understands and agrees that at any time, and from time to time, Owner and Taylor & Mathis shall be permitted to communicate or negotiate directly with the Registered Tenant, with or without prior notice to Co-Broker of such communication or negotiation; provided that Owner or Taylor & Mathis, as the case may be, shall use their


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     best efforts to keep Co-Broker advised of any and all communications and the status of any negotiations with the Registered Tenant.

8.   Representation and Warranties:

     (a) Co-Broker hereby represents and warrants that it is now, and shall at all times while this Agreement is in effect and at the time of receipt of any commissions, be duly licensed under the laws of the State of Florida, and any political subdivision thereunder to perform the services to be rendered and to receive commissions under this Agreement.

     (b) Neither Owner nor Taylor & Mathis make any representation or warranty as to any written or oral information or proposals given to Co-Broker or any Registered Tenant, all such information or proposals being subject to errors, omissions or withdrawal without notice.

9.   Indemnification:

     Co-Broker shall defend, indemnify and hold harmless Owner and Taylor & Mathis and their brokers, successors and assigns, from and against any claim for any commission or fee by any other broker or other third party arising out of the negotiation or execution of the Lease, including but not limited to any claim to any commission arising out of or in connection with any extension of the Lease or expansion of the Premises.

10.  Advertising of Property:

     Nothing herein shall be construed to give Co-Broker a right to advertise the Building for lease, and any such advertising of the Building by Co-Broker is hereby prohibited.

11.  Paragraph Captions:

     The paragraph captions used in this Agreement herein are for convenience only and neither limit nor amplify the content of the paragraphs which they describe.

12.  Notice:

     Any notice, demand or request to be given pursuant to this Agreement must, unless otherwise expressly provided herein, be in writing and given or served either: (i) by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested; or (ii) by delivering the same in person to an officer of such party; or (iii) by prepaid telegram. Any such communication shall be addressed to the party to be notified at the address stated in this Agreement, such address being subject to change by notice given in accordance with this Paragraph. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is postmarked. Until further notice, the addresses for the parties shall be as follows:


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     As to Taylor & Mathis: Taylor & Mathis of Florida, LLC
                            800 Douglas Road Suite 880
                            Coral Gables, Florida 33134
                            Attn: Brian S. Gale
                                  Managing Director
                                  Brokerage Services

     As to Co-Broker:       ICON Commercial Interests, LLC
                            Miami, FL
                            Attn: Eric M. Ramer

13.  Assignment:

     Co-Broker shall not be permitted to assign all or any part of its interest or obligations hereunder, except in connection with a written agreement by and between Co-Broker and any other cooperating broker(s) which has been submitted to and acknowledged by Taylor & Mathis in writing in accordance with this Agreement.

14.  Severability:

     If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.  Governing Law:

     This Agreement and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida.

16.  Recordation:

     Co-Broker shall not record or enter this Agreement in the Public Records of of Dade County, Florida, in any way, shape or form, and any attempt to do so by Co-Broker shall render this Agreement null and void ab initio.

17.  Entire Agreement; Amendments:

     This Agreement contains the entire agreement between the parties. The provisions of this Agreement may not be modified or amended, except by an instrument in writing and


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

     signed by both parties hereto.

18.  Attorneys' Fees:

     In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its cost and expenses (including, without limitation, attorneys' fees at all levels including appeals).

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and year first above written.

WITNESSES AS TO TAYLOR & MATHIS:        TAYLOR & MATHIS OF FLORIDA, LLC


/s/ RYAN HOLTZMAN                       By: /s/ Brian S. Gale
-------------------------------------       ------------------------------------
Signature                                   Brian S. Gale
                                            Managing Director
RYAN HOLTZMAN                               Brokerage Services
Print Name


/s/ Nicole Dominguer
-------------------------------------
Signature

Nicole Dominguer
Print Name


                                        CO-BROKER:

WITNESSES AS TO CO-BROKER:              ICON COMMERCIAL INTERESTS, LLC


/s/ Gins E Dole                         By: /s/ HARRY DE ANTONIO
-------------------------------------       ------------------------------------
Signature                               Name: HARRY DE ANTONIO
                                              BK 3162088
Gins E Dole                             As Its: President/Owner/Broker
Print Name


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Signature

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Print Name


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